LASER STORM, INC.
                      7700 Cherry Creek South Drive, Unit 1
                             Denver, Colorado 80231
                                 (303) 751-8545
                                 USER AGREEMENT
                          GENERAL TERMS AND CONDITIONS

     1. Contract. This Contract of Use ("Contract" or "User Agreement"), consisting of these General Terms and Conditions, the Acknowledgment, and any Schedule attached hereto, is between Laser Storm, Inc., ("Company") and Harrah's Vicksburg Corporation ("User" or "Harrah's)) agreeing to use from the Company the Laser Storm(R) Components covered by this Users Agreement (the "Components"). 1.a. Harrah's has designated The Planet Kidz, Inc. ("Manager") as the representative of User for purposes of administering the Agreement. Unless otherwise notified by Harrah's or unless otherwise stated herein, Company will deal with Manager for all contract administration purposes. Harrah's retains the right, upon notice to Company, to exercise any rights or remedies under the User Agreement on behalf of Harrah's Vicksburg Corporation and also to designate another entity as Manager.

     2. Per Use Price & Reporting. The Company agrees to allow the User to use and User agrees to use the Components and Licenses set forth in the attached Schedules, which are incorporated herein. It is agreed that the Company will receive 50% of the gross revenues as defined herein, from the use of the Laser Storm(R) Components; Manager will receive 25%; User will receive 25%. Gross revenues shall be defined as the price paid by the customer less any sales/use taxes or other taxes charged against the price paid by the customer. Manager shall be responsible to collect and pay all applicable sales taxes. Use is computed by using tally counters on the Energy Pods. Each time a player activates his or her phaser to start a game, the counters increase by one and the per play price is accrued. Payments shall be paid in arrears in monthly installments based upon the number of player activations, adjusted for any discounts or price increases, utilized in the previous month of operation. Manager must complete the player activation worksheet, and submit the worksheet and the monthly payment so that the Company receives both by the 5th day of each month. The Per Use fee is based on 50% of the price per game. If the price per game is increased the Per Use price shall be increased proportionately on the first month following the price increase.
          2a. Pricing. Standard price per play shall be a maximum of $5.00 per play per person. Maximum price may be adjusted from time to time as agreed upon between User, Company and Manager. Special events, promotions and guest and employee discounts shall be determined at the discretion of User and Manager. Company recommends that the minimum amount charged per play shall not fall below $2.50 per play. Reporting shall be provided in detail to Company by Manager on a bi-monthly basis with payments of revenue at least monthly. Reports shall consist of a standard detailed document showing all ticket sales, both gross and net of taxes, number of free plays and amount charged for each play. Any discounts, refunds, coupons and/or specials shall also be detailed in a sales report for each reporting period. Merchandise sales shall be reported in like manner. Manager shall also provide a quarterly and annual sales summary to Company.
          2b. Equipment Audit. Company reserves the right to require the Manager to send in its existing Energy Pods in exchange for replacement Energy Pods, for the express purpose of auditing the Energy Pod counters, "Equipment Audit". In the event of any discrepancy, User shall pay to the Company any amounts due and owing as of this Equipment Audit date plus a 10% penalty based upon the actual number of player activations. Manager shall keep a log of all non-play usage such as error restarts, employee training, testing or no-charge promotional use. Each entry in the log must be approved by Manager in order to be deducted from actual number of player authorizations. The average number of free plays should not exceed 5% of the total monthly usage. Upon Equipment Audit, any additional amounts due shall be paid within 30 days of said audit.

Company        User                    1
       ----        -----

          2c. Financial Audit. Manager shall keep accurate and complete records in accordance with the accounting standards and procedures presently utilized by Manager so that all receipts from the sale of tickets, together with the sales of merchandise on a daily basis by Company. Company shall have the right at any reasonable time to inspect any such record of Manager, including but not limited to all checks, bills, vouchers, invoices, statements, cash receipts, correspondence, and all other records in connection with the management of the laser tag facility. Company shall further have the right to cause an audit to be made of all account books and records connected with the management of the laser tag facility on an annual basis, fees for which will be equally shared by Manager and Company. In the event of an audit, should a discrepancy of more than 2% be found, the cost of said audit will be borne by Manager. The Company reserves the right to terminate the Agreement if the additional amounts due (pursuant to audit) are not paid on the specified dates due. If User/Manager does not comply with the Service Procedures stated herein, Company reserves the right to terminate the Agreement upon 30 days prior written notice with right to cure during such period. Should there be no cure, Company may cease components service, hold all existing components of User, and pursue collection, pursuant to paragraph 12 of the User Agreement. If User returns components which have damage beyond normal operational wear, Company will send written notice to Manager noting such damage, pursuant to paragraph 10 of the User Agreement. Company reserves the right to refuse refurbishment of any component deemed abused.

     3. Equipment. Company warrants that the Laser Storm Components (Components) are safe and will not cause injury if used according to Company's written instructions. Company will provide instructions to Manager to be given to customers as to proper use. Manager shall train and properly supervise customers as to the proper treatment of equipment to avoid any unnecessary abuse or misuse. Components supplied to User are described in Schedule A.

     4. Delivery. Delivery shall be made in accordance with the attached Schedule A. Shipment shall be by any reasonable means chosen by the Company, and approved by the User. The Company shall notify User of the shipment date and method of shipment. The Company shall not be responsible for any delay or failure of delivery resulting from any act of God, labor dispute, fire or other casualty, international or domestic conflict, difficulty in obtaining materials, labor or transportation, energy shortage, delay in shipment by the Company 's suppliers, or any other cause beyond Company's reasonable control. User's request for delivery of components in less than 60 days will be considered a rush order. Upon such request, User agrees to pay all reasonable rush charges incurred on each order.

     5. Installation and Site Requirements. The User agrees to prepare and maintain the installation site of the Components in accordance with mutually-agreed-upon specifications as enumerated in Schedule B. Said specifications, installation date, and location are detailed in Schedule B, attached hereto and incorporated herein. The Company's authorized representative will install the Laser Storm(R) Components in a professional and workmanlike manner with as little disruption to the User's business as possible.

     6. Change Orders. User shall have the right to make additions (but not deletions) to Schedule
A.
          6a. The User understands the Laser Storm Components will be manufactured pursuant to User's configuration as detailed in Schedules A and B and under no circumstances may the User exclude any component listed therein or decrease the size of the original order.
          6b. Scheduled delivery and installation of the Components is specified in Schedule A. Pursuant to paragraph 5 above and Schedule B, the User agrees the installation site for the Components will be prepared and the requirements met in advance of said scheduled delivery date as agreed upon between the Company and the User. In the event scheduled delivery date is postponed by the User for any reason, including nonpayment of any payment due or pursuant to Schedule A, the User agrees to pay the Company an installation delay charge of $200.00 per month. Said installation delay charge shall be paid by the User beginning 30 days after the original installation date as specified in Schedule A and


Company        User                    2
       ----        -----
continuing on the monthly anniversary date of the scheduled delivery date, until all installation delay charges are paid in full. Said Installation delay charge shall not be prorated and shall be paid in full prior to rescheduling of the delivery and installation by the Company. Rescheduling shall be solely at the discretion of the Company.
          6c. The User agrees that any changes to the installation site specifications and requirements (pursuant to Schedule A) must be provided to the Company not less than forty-five (45) days prior to the installation date specified in Schedule B. The User further agrees that in the event the installation site is not prepared to specifications upon arrival of the Company's installation personnel, the Company shall remove its personnel and Components until such time as the installation site is properly prepared as is mutually agreeable between the User and Company and the User agrees to pay a delivery cancellation charge of $200.00 per occurrence. Upon the User's notice to the Company that the site specifications and requirements have been met, and upon payment of any installation delay charges as set forth in paragraph 6.b. above, and upon payment of a delivery cancellation charge of $1,000.00 per occurrence, the Company shall reschedule the installation of the Laser Storm(R) Components.

     7. Permits and Licenses. The User shall apply for and obtain all necessary building and other governmental permits and licenses which may be required in connection with the installation of the Components used hereunder. User shall subsequently comply with and conform to all laws, ordinances, and governmental regulations relating to the use of the Components.

     8. License for Use of Name, Intellectual Property, and Software. User further acknowledges that User is receiving a license for the use of the name "Laser Storm" and any other service marks, trademarks, tradenames or other intellectual property used in describing and defining said components. User is also receiving a license for the use of the software that operates the purchased component. This license shall remain the property of Company and User agrees to abide by the License agreement attached hereto as Schedule D, including the agreement concerning the use of said property restricted to the specific site identified in Schedule B.

     9. Indemnification. Both parties understand that this agreement is a User Agreement and Company is in no way acting to participate in the business being operated by User, whether as an owner, shareholder, partner, joint venture, member, franchiser, or in any other respect. User agrees that by using the name of Laser Storm(R), together with the software, and any other name or mark owned by Company and permitted for use by User, User will indemnify and hold Company harmless from any claims, suits, actions, or other disputes that arise from User's operation of its business. This includes, specifically, the obligation for user to pay for the Company to provide legal defense and for any costs, fees, or expenses of any form incurred by Company as a result of any action brought based upon the operations of User's business. This clause does not apply to the use of the Components and use of the License rights herein. Company will indemnify and hold harmless User, Harrah's and Manager (and their respective subsidiaries, affiliates, partner-owners and employees) from any damages, losses or expenses (including reasonable attorneys fees) arising out of any injury resulting from a defect in the Components, from Company's failure to properly maintain the Components, or from the use of the Components (except if the Components are not used according to Company's written instructions). This paragraph prevails over any inconsistent provision in the User Agreement and will survive the termination of the User Agreement.

     10. Service Procedures. The Company will maintain, service and make any necessary installations or repairs in connection with the said components, at its own expense. The Company is required to keep the Laser Storm Components in working condition, however the following is expressly excluded: Plastic phaser shells, headsets, or controller housings damaged by abuse, carelessness or misuse, including but not limited to being stepped on, dropped, kicked or in any other way abused or used for any purpose which it is not intended; Connecting


Company        User                    3
       ----        -----
cords which have been cut, torn, pinched or otherwise mutilated, apart from normal wear and tear; batteries or battery chargers which have been intentionally shorted out or have been handled in any way inconsistent with operating instructions; Any units which have been opened, altered, modified or repaired by anyone other than an authorized Laser Storm(R) technician; and any other damage which is the result of abuse, misuse, or use inconsistent with the instructions in the Laser Storm(R) operations manual provided under separate cover.
          10a. In the event of a component failure the User shall first call Company's Customer Service department for evaluation, then, if instructed, return the component by overnight mail to the Company in accordance with the Service Repair instructions outlined in Schedule C. The Company shall repair or replace, at the Company's option, the Component at no charge to the User and return the Component to the User via overnight delivery to the User, subject to parts availability. No component which has been abused, or altered, or repaired by other than an authorized representative of the Company shall be repaired at the Company's expense. Neither Harrah's, User or Manager will be responsible for damage to the Components caused by normal wear and tear or by customers' use or misuse since it is presumed that damage caused by customers is covered by Company's warranty or insurance. Manager shall train and properly supervise customers as to the proper treatment of equipment to avoid any unnecessary abuse or misuse.
          10b. User shall pay the electricity used in the operation of said component.
          10c. The User shall apply for an obtain all necessary building and other governmental permits and licenses which may be required in connection with the installation of the Component used hereunder. User shall subsequently comply with and conform to all laws, ordinances, and governmental regulations relating to the use of the Components.
          10d. User/Manager shall use all best efforts to take care of components, protect said components from any vandalism or other physical abuse that may damage component. All losses and damages caused by the negligence of User shall be born by User. This shall also be deemed to include stolen or destroyed components. Same components shall be paid to Company by User at the then existing retail price of same components.
          10e. User/Manager shall provide to Company written request for the removal of any unit. To avoid possible conflicts as relates to existing territorial agreements with Company's other customers, unit shall not be moved without the prior written consent of the Company which will not be unreasonably withheld.

     11. Professional Management. User shall contract with professional management team capable of operating and promoting Laser Storm Components.
Manager shall operate and maintain all Components, inventory, equipment, designated laser tag area, supplies and materials used in connection therewith, in a manner calculated to enhance the reputation of the facility with its customers. Manager agrees to use its best efforts in managing said facility in order to provide the maximum economic return consistent with professional management standards. Manager shall have full power and authority to manage the facility and shall be responsible for directing its supervisors and employees as to the manner and means of accomplishing the work required to be performed. Performance criteria on the part of Manager shall be consistent User's and Company's standards. Performance criteria is defined as properly managing and promoting the facility to ensure facility runs at its full potential during normal operating hours. User/Manager shall provide a professional, clean, safe, and fun environment. Staff shall also be of the same professional caliber. Planet Kidz, Inc. has been hereby accepted and approved by the Company as User's designated manager.

     12. Remedies. That User will keep the components, or additional or replacement components, insured at component cost as noted on Schedule A for the benefit of the Company, including but not limited to, fire, vandalism, pilferage, theft, burglary, negligent breakage, and explosion. Replacement cost shall be used in the event of a claim. User shall include Company as an additional insured as respects such component on policies of insurance covering User's premises. Company shall include User as an additional insured as respects



Company        User                    4
       ----        -----
such  component  on  policies  of  insurance  covering   components  under  this
Agreement. Company will maintain for the term of the Agreement commercial general liability insurance with a limit of not less than $2,000,000 per occurrence. User, Harrah's and Manager shall be named as additional insureds on this policy. Prior to installation of Components, Company will provide User with a properly executed original certificate of insurance which will evidence the Company's general liability insurance coverage and the certificate will provide that the insurance will not be cancelled or lapse except on 30 days prior written notice to Harrah's Risk Management Division, 1023 Cherry Road, Memphis, TN 38117. User shall provide Company proof of general liability insurance with a limit of not less than $2,000,000 per occurrence. Company shall be named as an additional insured on this policy. User shall furnish Company with copies of policies evidencing said insurance by the first day of operation. User will provide Company with a properly executed original certificate of insurance which will evidence the Company's general liability insurance coverage and the certificate will provide that the insurance will not be cancelled or lapse except on 30 days prior written notice to Laser Storm, Inc., 7700 Cherry Creek South Drive, Unit 1, Denver, CO 80231. Subject to Paragraph 9, the Company's liability, whether in contract or in tort, arising out of warranties, representations, instructions or defects of any nature shall be limited to repairing or replacing, as the Company may elect, any Components of the Company's manufacture which are returned, with transportation charges paid, to and from the Company by the User and as to which examination discloses to the Company's satisfaction any defect in material or workmanship. User shall bear all expenses of shipping any such part to and from the Company's place of business. Once the Company provides the Laser Storm Components at no up-front cost to the User, the Company has fulfilled its obligation to the User and as such, no default on the part of the Company can be had. Any failure on the part of the Company to provide additional replacement Components cannot trigger any breach or default provision on the part of the Company. In no event shall the Company be liable for any lost profits, compensatory incidental or consequential damages. User agrees to pay all costs, including reasonable attorney fees and costs of litigation, which may be incurred by the Company to collect amounts owed by the User or to enforce any other rights of the Company. User will have the same rights as Company when enforcing User's rights.
          12.a. Should there be an unjustified termination (termination without cause) of this Agreement by the User, the User agrees to pay to the Company $25,000.00 for termination in months 1 through 12; $12,500.00 months 13 through 24; and $5,000 months 25 through 36. There will be no compensation for termination after the 36th month. It is agreed that this sum is not a penalty or a forfeiture, but a reasonable amount at which damages shall be liquidated in the event of unjustified termination by the User, and is being agreed to due to the difficulty in ascertaining damages upon breach by the User. Court costs, reasonable attorney fees, interest and other court relief shall be awarded to the Company upon court action for breach hereof, or other necessary court action to enforce the terms hereof. User will have the same rights.
          12.b. If either party does not comply with the Agreement, then the other party may give written notice of the non-compliance to the non-complying party. If the non-compliance is not cured (or prompt action is not commenced to cure the non-compliance) within 30 days of receiving such notice, then the party that gave the notice will have the right to terminate the Agreement upon ten days' written notice. Written notice shall be given to each party either by fax, overnight delivery or express mail to the address indicated on this Agreement.
          12.c. In addition to the other termination provisions of this Agreement, User or Company may terminate the Agreement at any time upon six months prior written notice to the other party. Termination without cause will invoke 12.a. above. It is further agreed this Agreement will terminate without penalty or damages if the Casino closes its business or if there is substantial damage to the Casino causing the Casino to be closed for a period longer than three months. Company will have a period of 30 days after the termination date or expiration of the Agreement to remove the Components. If not removed within such period of time, User or Harrah's may remove the Components and may store them or ship them to Company, as agreed by the Company, at reasonable expense to the Company.

Company        User                    5
       ----        -----

     13. Term. The term of this Agreement shall be three years from February 15, 1996, with annual renewals thereafter to be mutually agreed upon. The three-year term of this Agreement will commence when the Components are fully installed and are ready for customer use. The Components will be located in the area designated by Harrah's. Both parties will use their best efforts to commence this Agreement when the childcare facility at the Casino opens for business. User may renew the Agreement on a year to year basis upon expiration of the three year term of this Agreement by giving written notice of renewal at least 30 days prior to the beginning of each one year renewal.

     14. Binding Nature. This agreement shall be binding upon both parties hereto, their respective heirs, executors, administrators, successors, assigns and transferees.

     15. Ownership. Ownership, all components shall remain at all times the property of Company, subject to use by User as herein set out. There shall be no buy out option for components under this Agreement.

     16.  Safety  and  Environmental   Standards.   The  Company  shall  not  be
responsible for the compliance of the Components with any federal, state, or local safety regulations or environmental standards.

     17. Miscellaneous Matters.
          17.a. It is understood that Harrah's has a 100% satisfaction guarantee for customers. If a customer invokes the guarantee, this may require that the customer not be charged with a player activation or that the customer receive his/her money back. Manager or Harrah's will make this decision. No payment will be due to Company if a non-charge or refund occurs because of the 100% guarantee.
          17.b. All advertising shall be done by User and/or Manager. All advertising copy must be reviewed and approved by Company in advance in order to abide by contractual obligations on the part of the Company regarding royalties, rights and restrictions. Company shall make every effort to respond within 72 hours regarding approval or any concerns relating to any licensing issues or inappropriate ad materials.
          17.c. User agrees to maintain the "shell" of the laser tag area including, vacuuming, carpet cleaning, painting and any other reasonable and standard maintenance items requested by Manager.
          17.d. This Agreement is subject to the Mississippi Riverboat Gaming Control Act and any events, acts or requirements arising under such acts. In the event Company fails to respond to, or to cooperate with, a suitability investigation or if Company or any of its officers or affiliates is found unsuitable under such Act, then this Agreement is subject to immediate termination upon notice to Company.
          17.e. Agreement to Perform Necessary Acts. Each party to this User Agreement agrees to perform any further acts and execute and deliver any documents that maybe reasonably necessary to carry out the provisions of this User Agreement.
          17.f. Amendments and Waivers. The provisions of this User Agreement may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all parties hereto. Waiver of any right, power, or duty by any party hereunder shall not operate or be construed as a waiver as to any subsequent occurrence or circumstance.
          17.g. Successors and Assigns. This User Agreement, Schedules, and/or Addendums shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, estates, personal representatives, legal representatives, successors, and assigns.
          17.h. Validity of Agreement. It is intended that each sentence of this User Agreement shall be viewed as separate and divisible, and in the event that any sentence shall be held to be invalid, the remaining sentences shall continue to be in full force and effect.


Company        User                    1
       ----        -----

          17.i. Enforcement Expenses. In the event of a breach of this User Agreement by either party, the other party shall be entitled to recover any and all collection costs, execution costs, court costs, professional fees, and attorney fees incurred in seeking or obtaining said remedy.
          17.j. Notices. Any and all notices to be given pursuant to or under this User Agreement shall be sent to the Company, User and Manager as is appropriate. Company and User's notices shall be directed to the addresses shown below and shall be sent United States Mail, postage prepaid. Manager's notices shall be directed to the attention of Judy Hall c/o Planet Kidz, Inc., 315 Meadowcreek Pl., Jackson, MS 39211.
          17.k. Entirety of Agreement. This User Agreement and its attached Schedules and Addendum constitute the entire agreement between the parties pertaining to the subject matter contained in it, and supersede all prior and contemporaneous agreements, representations, warranties, and understandings of the parties. No supplement, modification, or amendment of this User Agreement shall be binding unless executed in writing by all the parties hereto. No waiver of any of the provisions of this User Agreement shall be deemed, or shall constitute a waiver of any other provision, whether similar or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless it is in writing signed by the party making the waiver.

     18. Failure of Terms. The failure to require a strict compliance or performance of any one or more terms of this User Agreement on one or more occasions shall not be deemed a waiver of that or any other term or condition on that or any other occasion. Any waiver of a right or remedy under this User Agreement must be contained in a writing signed by the Company or User.

     19. Assent to Terms. The confirmation and acceptance embodied in this Use Agreement is expressly made conditional on User's assent to all terms written hereof, even though such terms may add to or differ from any verbal terms.

The parties hereto,  intending to be bound,  have signed this User Agreement.

COMPANY:                                      USER:



Company        User                    6
       ----        -----

LASER STORM, INC.                             HARRAH'S VICKSBURG CORPORATION


By:                      Date                 By:                     Date
   --------------------       --------           --------------------      ----
Address:                                      Address:
7700 Cherry Creek South Drive, Unit 1         1310 Mulberry Street
Denver, Colorado 80231                        Vicksburg, MS  39180
Telephone:  (303) 751-8545                    Telephone: (601) 636-3423
Facsimile:    (303) 751-8546                  Facsimile:   (601) 630-2194



THE FOLLOWING PARTS CONSTITUTES THIS TOTAL AGREEMENT:
   -----   User Agreement
   -----   Schedule A (Component Description and Delivery Dates)
   -----   Schedule B (Site Location, Installation Date, and  Installation Plan)
   -----   Schedule C (Service Procedures)
   -----   Schedule D (License and Software Specific Site Agreement)
   -----   Schedule E (Nondisclosure)




Company        User                    7
       ----        -----

                                   SCHEDULE A
                  COMPONENT DESCRIPTION AND INSTALLATION DATES

LASER STORM(R) COMPONENTS:
     18       Phasers
     18       Controllers
     18       Vests with Components
     18       Battery Packs
     36       Connecting Cords
      6       Pods with bracket, connecting cables and power supplies
      1       Double sided scoreboard with power supply and mounting hardware
      1       StormTrak(TM) Scoring System (Optional)
                     Consisting of:
                     One 486SX 25 Computer, one Color Monitor, Keyboard, Mouse, Printer, & Custom Software, one Box Scorecards
ARENA:
Square foot playing area:  1000 SF +/-
Arena type:                Galaxy

                  Modular   polypropylene   Laser  Storm  Blast   Barriers  with
                  Polyethylene foam molding and nylon webbing suspension straps Wall Barriers
                  Cable Grid System
                  Pod Housings - 4
                  Wildfire floods, strobes
                  Basic Lighting
                  Basic Sound
                  F-100 high capacity theatrical fog machine


LIGHTING:         Basic lighting system, includes  Robo  Scans, Police  Beacons,
                  Black Lights & Strobes

SOUND: Professional audio system includes speakers, amplifier, mixer, equalizer, CD or tape player and racks.


MISCELLANEOUS:    Vest racks


DELIVERY TERMS:  Late  January  -  Soft  Opening  scheduled  for   approximately
                 February 15, 1996


Company        User
       ----        -----

                                   SCHEDULE B

                      SITE LOCATION, AND INSTALLATION PLAN

User:             Harrah's Vicksburg Corporation - Harrah's Vicksburg Casino

Site
Location:  Harrah's Vicksburg Casino, Vicksburg, MS  39180

Company does not have any software licensees within a five mile radius and will not enter into a Software License Agreement with a third party within that radius.

On Site Telephone:                 601-636-3423

Off Site Telephone:                Planet Kidz, attn:  Judy Hall  601-956-2912

Site Directions/Notes:             Harrah's Casino - Vicksburg, MS - Planet Kidz

Installation Date:                 Soft opening scheduled for February 15, 1996



Company        User
       ----        -----

                                   SCHEDULE C
                               WARRANTY PROCEDURES
                       BUILT TO BLAST WARRANTY PROCEDURES

The calculation of Built to Blast warranty, provided by Company iscomputed by using tally counters on the Energy Pods or remote access on the computer system. Each time a player activates his or her phaser to start a game, the counters increase by one and the appropriate charge is accrued. User/Manager must complete the provided player activation worksheet, and submit the worksheet and the monthly payment so that the Company receives both by the 5th day of each month. Player activation worksheet and instructions will be provided at the time of installation and/or training.

The Company reserves the right to audit the Energy Pod tally counters of the User at any time to verify the number of player activations as disclosed by User. Company also reserves the right to require the User to send to the Company its existing Energy Pods in exchange for replacement Energy Pods, for the express purpose of auditing the Energy Pod counters. Computer systems can be audited remotely. In the event of any discrepancy, tampering with the Energy Pod counters, or circumvention of their function, User shall pay to the Company any amounts due and owing as of the audit date plus a 10% penalty based upon the actual number of player activations. Upon audit, any additional amounts due shall be paid within fifteen (30) days of said audit. See User Agreement.

Upon use of system, User will receive a spare components kit valued at $180.00 for a 12 player system, $360.00 for a 24 player system, $540.00 for a 36 player system and $720.00 for a 48 player system. As long as the failed Components are returned to us once User has replaced them from the spare Components kit, the Company will continue to replace the used-up Components in that Kit. If failed Components are not returned, User is responsible for replacing Components kit at prices listed under Warranty Policies.

If User does not comply with the Warranty Procedures stated herein, Company reserves the right to cure in accoradance with paragraphs 10 and 12 of the User Agreement

If User returns equipment which has been damaged beyond normal operational wear, Company will send written notice to User noting such damage.


Company        User
       ----        -----

                                   SCHEDULE D
                  LICENSE AND SOFTWARE SPECIFIC SITE AGREEMENT

NOTE: Please read this license agreement carefully as it places certain limitations on User's ability to use the software, trademarks, trade names, and other intellectual property that will be included with User's Laser Storm(R) components and which may be required for the operation of User's system.

     This Schedule D shall expressly modify the User's Agreement entered into on this ___________ day of _______, 199___, by and between
_______________________________   (User)  and  Laser  Storm,  Inc.,  a  Colorado
corporation, (hereinafter Company).
     WHEREAS, User has executed an agreement to purchase from Company certain Laser Storm(R) System Components described in that contract;
     WHEREAS, said sale includes the provision of a License to use certain software, tradenames, trademarks and other intellectual property that shall remain the property of Company;
     WHEREAS, said sale includes restrictions and burdens as well as benefits, and User understands that the same is anticipated and agreed to within the purchase price for the Laser Storm(R) System Components and that if User were not willing to agree to the terms of this license, the purchase price for the accompanying Components would be substantially greater than that negotiated by these parties.
     NOW THEREFORE, in consideration of the mutual terms, conditions and covenants hereinafter set forth, the parties hereto agree as follows:

1. License For Use of Software. Company hereby provides User with the non-exclusive right to use the software that has been developed for the operation of the Laser Storm(R) System. USER MAY NOT USE, COPY, MODIFY, UPGRADE, SERVICE, ALTER, OR TRANSFER THIS SOFTWARE OR ITS CORRESPONDING DOCUMENTATION AND MANUALS EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT. In addition, subject to the terms and conditions contained herein, Company hereby provides User with a license to utilize the name "Laser Storm(R)i.

2. Terms of License. This license is effective in perpetuity provided that User is not in default of the terms of this license and provided that User's system with which this software was provided is still in operation in the manner intended at the Site in Schedule B of the Sales Agreement.

3. Restricted to Purchased System. This program and License may only be used with the Laser StormTM component which is the subject of this Agreement. In the event that additional components are purchased, User will be provided with new software for the additional components. User may not transfer this software for use with any other components other than the components with which it was sold. Violation of this paragraph will result in the termination of User's License.

4. Restricted to Specific Site.
     4.a. User acknowledges that an integral part of Company's willingness to provide a license for the use of said software and other intellectual property is User's agreement that the license shall be limited to the specific site pursuant to Schedule B of the Sales Agreement. User also acknowledges that this restriction serves as a detriment to User in that it will prohibit User from exercising this License outside of the site pursuant to Schedule B of the Sales Agreement.
     4.b. The specific site listed in Schedule B of the Sales Agreement may not be modified, amended, changed, altered, substituted, enlarged, or condensed without the express written permission of the User and Company.

5. Upgrades. As a licensee, Company will provide User with information concerning any upgrades that may be available to the software for User's system. If an upgrade is available, is operational with User' system, and User is not in default of the Sales Agreement or attached Schedules, User will have the right to purchase any available upgrades at the effective published price. Company does not warrant that any particular upgrades will be made, the date by which such upgrades may be available, or that any particular upgrade will work and be operational with any particular previous systems.

Company        User
       ----        -----

6. Non-transferable. As a protection to all parties, this License shall not be transferable in any manner by User without the express written consent of the Company except to a successor to User who acquires the business where the Components are used.

7. Ownership by Company. User agrees and understands that the software, tradenames, trademarks, and other intellectual property licensed herein is the sole and exclusive property of Company.

8. Operations by User. The parties understand that the manner in which User operates its business using this License has a bearing upon the reputation and credibility of the Company. Company shall have the right to terminate this License at any time that User fails to operate in a manner which will damage Company's image. Furthermore, User must operate within the following guidelines:
     8.a. User shall comply with all federal, state, and local regulations regarding safety and the operation of laser tag arenas except where Company has responsibility or fault.
     8.b. User shall keep appropriate liability insurance in place at all times while operating this software except as otherwise agreed.
     8.c. User shall properly maintain the Laser Storm(R) Components and software at all times.
     8.d. User shall not attempt to operate said Components using software or electronic equipment provided by any person other than the Company or through Company's designated and approved manufacturers or vendors.
     8.e. User shall not move or relocate said Components or software from its specific site without the written approval of the Company.

9. Survival of Sale. Although this License Agreement is incorporated into the Sales Agreement between User and the Company, the terms and conditions contained herein shall survive the sale and any closing thereof and shall remain valid and enforceable during the full term described herein.

10. Default. In the event of default in the performance of the terms or conditions contained here, the Company shall be specifically permitted to temporarily withdraw and terminate this license until further order by a court of appropriate jurisdiction. Said termination shall commence 30 days after such time as notice shall be given to User of said termination by registered or certified mail unless default is cured. Either party may then request that a court, pursuant to paragraph 12 below, either law or in equity, enter such orders, restraining orders, mandamus orders, or orders to specifically perform the terms and conditions herein as shall be appropriate. The prevailing party shall be entitled to an award of its costs and attorney fees incurred in enforcing the same.

11. Warranty. The warranties applicable to the sale of the Components and the software, as set forth in the Sales Agreement between these parties, shall also apply within this License. Company shall have no obligation other than to ensure that said software will effectively operate the System Components in the manner originally intended and Company provides no warranty concerning future upgrades or changes to the same.

12. Miscellaneous Matters.
     12.a. Agreement to Perform Necessary Acts. Each party to this License agrees to perform any further acts and execute and deliver any documents that may be necessary to carry out the provisions of this License.
     12.b. Amendments and Waivers. The provisions of this License may be waived, altered, amended, or repealed, in whole or in part, only on the written consent of all parties hereto. Waiver of any right, power, or duty by any party thereunder shall not operate or be construed as a waiver as to any subsequent occurrence or circumstance.

Company        User
       ----        -----

     12.c. Successors and Assigns. This License shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, estates, personal representatives, legal representatives, successors, and assigns.
     12.d. Validity of Agreement. It is intended that each sentence of this License shall be viewed as separate and divisible, and in the event that any sentence shall be held to be invalid, the remaining sentences shall continue to be in full force and effect.
     12.e. Enforcement Expenses. In the event of a breach of this License by any party, the non-breaching party shall be entitled to recover any and all collection costs, execution costs, sales costs, court costs, professional fees, and attorney fees incurred in seeking or obtaining said remedy.
     12.f. Notices. Any and all notices to be given pursuant to or under this License shall be sent to the Company or User at the address noted below, and shall be sent Certified Mail, Return Receipt Requested.
     12.g. Failure of Terms. The failure to require strict compliance or performance of any one or more terms of this License one or more occasions shall not be deemed a waiver of that or any other term or condition on that or any other occasion. Any waiver of a right or remedy under this License must be contained in a writing signed by the waiving party.

         The parties hereto, intending to be bound, have signed this License and Software Specific Site Agreement as of the date and year first above written.

LASER STORM, INC.                             HARRAH'S VICKSBURG CORPORATION


By:                      Date                 By:                     Date
   --------------------       --------           --------------------      ----
Address:                                      Address:
7700 Cherry Creek South Drive, Unit 1         1310 Mulberry Street
Denver, Colorado 80231                        Vicksburg, MS  39180
Telephone:  (303) 751-8545                    Telephone: (601) 636-3423
Facsimile:    (303) 751-8546                  Facsimile:   (601) 630-2194

Company        User
       ----        -----

                                   SCHEDULE E
                             NONDISCLOSURE AGREEMENT

     This Agreement entered into on this ____ day of _______________, 199_____ by and between ______________________, a ____________ corporation (hereinafter
User); and Laser Storm, Inc., a Colorado corporation (hereinafter Company).

     WHEREAS, the parties desire for their mutual benefit, and to facilitate the sale of the Laser Storm(R)Components, to advise, inform and provide each to the other certain data and information relating to the Laser Storm(R)Components and their respective business practices, portions of which are proprietary and confidential in nature and constitute trade secrets;

         WHEREAS, the parties desire to protect the confidentiality of their respective information, which may be communicated by the spoken word or fixed or recorded in the form of writings, graphic illustrations, diagrams, schematic drawings, electrical transcriptions, models, prototypes, demonstration units or encoded data in various formats including microelectronic devices and analog and digital electronic or magnetic recordings; and

     WHEREAS, the parties wish to protect this information from being used by the other party in direct competition with each other and to protect this information from being disseminated to unauthorized third persons;

     NOW THEREFORE, the parties covenant and agree as follows:

     1. Confidential Information.++Each party hereto (hereinafter the Recipient) acknowledges that any and all information that the other party (hereinafter the Discloser) has or will disclose to Recipient with respect to the business of the Discloser, including, but not limited to trade secrets, trademarks, proprietary marks, computer programs and other software, flow charts, plans, methods, data, processes, marketing strategies, techniques, identification schemes, know-how and financial condition of the Discloser of any kind or nature ("Confidential Information"), is confiden tial, proprietary, nonpublic information of the Discloser. Confidential Information shall include all information given by the Discloser to the Recipient whether or not it is entitled to protection under statutory or common law, including laws concerning copyrights, patents, trademarks, servicemarks or similar laws or regulations unless such information is or shall become, through no act of the Recipient which violates any provision of this Agreement, (i) in the public domain, (ii) available from a third party, or (iii) information that the Recipient has prior or independent knowledge thereof.

     2. Restriction on Disclosure and Use.++Recipient acknowledges that all Confidential Information is proprietary information of the Discloser and, without the prior written consent of the Discloser, agrees that it will not disclose any Confidential Information directly or indirectly to any person other than those key employees of Recipient whom the disclosure thereof is required for the purposes of the Sales Agreement. Recipient further agrees that it will not utilize or otherwise incorporate or use any such Confidential Information in any of its or any subsidiary or affiliated company's business, regardless if such subsidiary or affiliated company is presently in existence or hereafter formed, except as is permitted by this Agreement.

     3. Restriction on Decompiling. User shall not modify, adapt, translate, decompile, disassemble or reverse engineer components of the Systems or Software nor authorize others to do the same. In addition, User shall not replicate, produce, distribute, or manufacture any System or system components or the Software that are available for purchase from Company, nor shall it obtain system parts or components from any entity other than the Company without the prior written authorization of the Company.

     4. Key Employee Agreements.++Recipient shall use its best efforts to cause each director, officer and key employee of Recipient to whom the Discloser's Confidential Information covered by this Agreement is disclosed, to abide by confidentiality obligations established by Harrah's Vicksburg Corporation.

Company        User
       ----        -----

     5. Independent Knowledge. A party claiming independent or prior knowledge of information shall, upon request, promptly prepare and deliver to the other a writing describing with particularity the nature of the Confidential Information and the source of its prior or independent knowledge.

     6. Term. The term of this Agreement shall begin upon execution of this Agreement and shall end upon the later of the expiration of the term(s) of all agreements between the parties or the complete discontinuation of the marketing by Company of all equipment of the type owned by User. Notwithstanding the expiration of the term, the parties agree to use reasonable efforts to continue to perform the terms of this Agreement as long as Confidential Information is of value to the Discloser thereof.

     7. Agreements. This Agreement is entered into to protect the confidentiality of the Confidential Information and not to authorize any particular use of the Confidential Information. Uses of the Confidential Information shall be governed by other separate written agreements and licenses between the parties.

     8. Default.++The Recipient acknowledges that any disclosure or unauthorized use of the Disclosure's Confidential Information will cause the Discloser irreparable harm, for which an adequate remedy at law will not exist and, that upon breach of this Agreement by the Recipient, the Discloser may seek and receive an immediate injunction, restraining order or preliminary injunction against the Recipient to further prevent the breach of this Agreement, in addition to any other remedy to which the Discloser would be entitled as a result of the breach of this Agreement by the Recipient. The prevailing party shall be entitled to an award of its costs and attorney fees incurred in enforcing this Agreement.

     9. Return of Confidential Information.++Upon the termination of this Agreement, whether for cause or otherwise, the Recipient shall immediately return to the Discloser all Confidential Information in written or other media form, including all computer programs and other software, and the Recipient shall certify in writing that it has not kept any copies thereof.

     10. Jurisdiction. This Agreement shall be governed by and interpreted under the laws of the State of Colorado and jurisdiction for any dispute shall be in the City and County of Denver, State of Colorado.

     11. Survival of Sale. Although this Agreement is incorporated into the Sales Agreement between User and the Company, the terms and conditions contained herein shall survive the sale and any closing thereof and shall remain valid and enforceable during the full term described herein.

     12. Miscellaneous Matters.
          12.a. Agreement to Perform Necessary Acts. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.
          12.b. Amendments and Waivers. The provisions of this Agreement may be waived, altered, amended, or repealed, in whole or in part, only by the written consent of all parties hereto. Waiver of any right, power, or duty by any party hereunder shall not operate or be construed as a waiver as to any subsequent occurrence or circumstance.
          12.c. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, estates, personal representatives, legal representatives, successors and assigns.
          12.d. Validity of Agreement. It is intended that each provision of this Agreement shall be viewed as separate and divisible, and in the event that any provision shall be held to be invalid, the remaining provisions shall continue to be in full force and effect.
          12.e. Notices. Any and all notices to be given pursuant to or under this Agreement shall be given in accordance with the Sales Agreement.


Company        User
       ----        -----

          12.f. Definitions. All capitalized terms not defined herein shall have the meaning ascribed to them in the User's Agreement.

     In witness whereof, the parties hereto, intending to be bound, have signed this Agreement as of the date and year first above written.

LASER STORM, INC.                                HARRAH'S VICKSBURG CORPORATION


By:                                              By:
   -----------------------                          ---------------------------

Title:                                           Title:
      --------------------                             ------------------------

Date:                                            Date:
    ----------------------                           --------------------------